Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 POS

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENVIRONMENTAL INFRASTRUCTURE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	32-0294481	11704
(State or other jurisdiction of	(I.R.S. Employer Identification No.)	(Zip Code)
incorporation or organization)

Environmental Infrastructure Holdings Corp.
2011 Employee and Consultant Stock Compensation Plan
(Full title of the plan)

Michael D. Parrish, Chief Executive Officer
Four Tower Bridge
200 Barr Harbor Drive, Suite 400
West Conshohocken, PA 19428
(Name and address of agent for service)

(866) 629-7646
(Telephone number, including area code, of agent for service)

Copies to:

Joshua D. Brinen, Esq.
Brinen & Associates, LLC
7 Dey Street, Suite 1503
New York, New York 10007
(212) 330-8151

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

Environmental Infrastructure Holdings Corp. (the “Company”) filed the Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on May 4, 2011 (File Number: 333-173931) for the purposes of registering the 20,000,000 shares of the Company’s Common Stock issuable under its 2011 Employee and Consultant Stock Compensation Plan (the “Plan”) in accordance with the Securities Act of 1933, as amended. The number of shares of common stock of the Company that are available for issuance under the Plan are 20,000,000 shares of the Company’s Common Stock, $0.0001 par value, consisting of 10,000,000 shares allocated to employees and directors and 10,000,000 shares allocated to advisors and/or consultants.

On October 26, 2011, the Board of Directors of the Company approved an amendment to the Plan: (i) reallocating the 20,000,000 shares of the Company’s Common Stock, $0.0001 par value to provide 16,200,000 shares to employees and directors and 3,800,000 shares to advisors and/or consultants; (ii) approving the distribution of a number of shares to be distributed to the employees and directors pursuant to the Plan; and (iii) terminating said Registration Statement Form S-8 as amended and removing the 89,822 shares remaining unsold or undistributed as of the date of termination.

This Post-effective Amendment No. 1 to Environmental Infrastructure Holdings Corp.’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 4, 2011 (the “Form S-8”) is to reallocate the 20,000,000 shares of the Company’s Common Stock, $0.0001 par value, terminate the Form S-8 and remove unsold or undistributed shares from the registration.

Item 1.     Plan Information

Not Applicable

Item 2.     Registrant Information and Employee Plan Annual Information

Not Applicable

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (“Exchange Act”) are hereby incorporated by reference in this amendment to the Registration Statement:

1.  The Registrant’s Registration Statement on Form S-8 is filed with the Commission on May 4, 2011 (File Number: 333-173931).

2.  The Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2010, filed on May 4, 2011.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Not Applicable

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

4.1	Environmental Infrastructure Holdings Corp. 2011 Employee and Consultant Stock Compensation Plan
4.2	Amendment to the Environmental Infrastructure Holdings Corp. 2011 Employee and Consultant Stock Compensation Plan
5.1	Opinion of Brinen & Associates, LLC
23.1	Consent of Michael T. Studer, CPA, P.C., Independent Auditor
23.2	Consent of Brinen & Associates, LLC (included in Exhibit 5.1)

Item 9. Undertakings.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Conshohocken, Pennsylvania on this 31st day of October 2011.

ENVIRONMENTAL INFRASTRUCTURE HOLDINGS CORP.

 By:    /s/ Michael D. Parrish
      Michael D. Parrish
      Chief Executive Officer

POWER OF ATTORNEY

Kurt M. Given and James K. Weber previously filed a power of attorney with the Securities and Exchange Commission on Form S-8 Registration Statement (File Number: 333-173931) on May 4, 2011.

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Parrish	Chairman of the Board, President and Chief Executive Officer (Principal Executive and Accounting Officer)	October 31, 2011
Michael D. Parrish

EXHIBIT INDEX

4.1	Environmental Infrastructure Holdings Corp. 2011 Employee and Consultant Stock Compensation Plan
4.2	Amendment to the Environmental Infrastructure Holdings Corp. 2011 Employee and Consultant Stock Compensation Plan
5.1	Opinion of Brinen & Associates, LLC
23.1	Consent of Michael T. Studer, CPA, P.C., Independent Auditor
23.2	Consent of Brinen & Associates, LLC (included in Exhibit 5.1)